EXHIBIT 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu
Chairman, President and Chief Executive Officer

CONTACT:	Jonathan H. Downing
Executive Vice President
Director of Corporate Development and Investor Relations
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(917) 620-0590
For Immediate Release
UCBH HOLDINGS, INC. ANNOUNCES THAT UNITED COMMERCIAL BANK HAS SIGNED
DEFINITIVE AGREEMENTS TO ACQUIRE 100% OF SHANGHAI-BASED
BUSINESS DEVELOPMENT BANK LTD.
~ Acquisition Provides Immediate Entry into Mainland China ~
     SAN FRANCISCO, CA — March 27, 2007 — UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCBTM), today announced that UCB has signed definitive agreements to acquire 100% of the equity interest of privately-held Business Development Bank Ltd. (“BDB”) in a $205 million cash transaction. Following the closing of the transaction, BDB will operate as a subsidiary of United Commercial Bank under the UCB brand.
     BDB, headquartered in Shanghai, China, was established in 1992 as the first wholly foreign-owned bank in China. BDB operates another branch in Shantou, China as well as representative offices in Beijing and Guangzhou. BDB offers a range of financial products and services to small- and medium-sized enterprises (“SMEs”). The institution is licensed to conduct foreign currency business with foreign-invested enterprises and individuals, as well as domestic enterprises and individuals in China. BDB is also licensed to conduct Renminbi (“RMB”) business with foreign-invested enterprises and foreign individuals in China. BDB will apply for an expanded license to conduct a full scope of RMB business with all types of customers including domestic Chinese companies and individuals. As a result of the changes in shareholder structure, UCB plans to resubmit the expanded license application as part of the merger application to the China Banking Regulatory Commission.
     “We are extremely pleased with this acquisition in China, especially after two years of extensive research on different options and opportunities. The proposed acquisition of Business Development Bank provides UCB with an immediate and well-organized infrastructure to accelerate the implementation of our Greater China strategy. In addition to its licenses to conduct different types of business throughout China, BDB has an experienced management team in place and has built a good foundation in its credit risk management, IT, operations and systems. This acquisition is expected to save us at least 4-5 years in achieving our expansion plans in China, compared to a de novo incorporation of a new foreign-funded bank in China,” said Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc.
     “After the completion of this transaction, we will be able to provide full-banking services to our customers who are doing business in China. We project significant growth opportunities in Mainland China from the local small- and medium-sized enterprises doing business with U.S. companies. As a result of a strong banking platform in the Greater China region, we also anticipate significant growth in our commercial banking and trade finance business in the domestic market, as we target companies in the United States that are doing business in China. Over the next three years following this acquisition, we plan to add 2-3 more branches in other strategic locations in China, which will further enhance our capabilities to tap into China’s market potentials, particularly the SMEs for even greater trade finance opportunities,” concluded Mr. Wu.

     BDB had $217.2 million in total assets, $188.0 million in loans, $25.5 million in deposits and $75.9 million in equity as of December 31, 2006. BDB maintains an extremely well diversified portfolio with customer geographic coverage mainly in the coastal areas of China.
     The definitive agreements have been approved by the Boards of Directors of UCB and UCBH, as well as by all of the shareholders of BDB.
     The transaction, which is subject to both the China Banking Regulatory Commission and U.S. regulatory approvals, is anticipated to close in the fourth quarter of 2007. UCBH management projects that the acquisition of BDB, as a stand-alone subsidiary of UCB, will have no impact on earnings per share in 2007 and will be marginally dilutive to earnings per share in 2008 and accretive in 2009 and thereafter.
     Teleconference and Webcast
     UCBH will hold a conference call and audio webcast on March 28, 2007 at 8:00 a.m. Pacific time to discuss the details of this acquisition. The webcast will be available through a link on the Investor Relations page of the Company’s web site at www.ucbh.com. If you are unable to listen to the webcast live, a replay will be available at www.ucbh.com.
     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading bank in the United States serving the Chinese community and American companies doing business in Greater China. With $10.35 billion in assets as of December 31, 2006, the Bank has 50 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, five branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, a branch in Hong Kong, and representative offices in Shanghai and Shenzhen, China and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, cash management, private client services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     About Business Development Bank Ltd.
     Business Development Bank Ltd., a full-service commercial bank headquartered in Shanghai, operates another branch in Shantou, as well as representative offices in Beijing and Guangzhou. BDB had $217.2 million in total assets, $188.0 million in loans, $25.5 million in deposits and $75.9 million in equity as of December 31, 2006. For additional information, please visit the web site for BDB at www.bdbank.com.cn/en/.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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